    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 1997
                                                        REGISTRATION NO. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                           -----------------------

                                  FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -----------------------

                             JDN REALTY CORPORATION
           (Exact Name of Registrant as Specified in Its Charter)

               MARYLAND                                     58-1468053
   (State or Other Jurisdiction of                       (I.R.S. Employer
   Incorporation or Organization)                      Identification Number)

                           3340 PEACHTREE ROAD, NE
                                 SUITE 1530
                           ATLANTA, GEORGIA 30326
                               (404) 262-3252
        (Address, Including Zip Code, and Telephone Number, including
           Area Code, of Registrant's Principal Executive Offices)

                           -----------------------

                              J. DONALD NICHOLS
                           JDN REALTY CORPORATION
                           3340 PEACHTREE ROAD, NE
                                 SUITE 1530
                           ATLANTA, GEORGIA 30326
                               (404) 262-3252
          (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service)

                           -----------------------

                        Copies of communications to:

                             E. MARLEE MITCHELL
                       WALLER LANSDEN DORTCH & DAVIS,
                  A PROFESSIONAL LIMITED LIABILITY COMPANY
                         2100 NASHVILLE CITY CENTER
                      NASHVILLE, TENNESSEE  37219-1760
                               (615) 244-6380

                           -----------------------

                 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

                 If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

                 If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

                 If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 33-91222
                                                                      --------
                 If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                    -------
                 If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                            Proposed Maximum              Amount of
                   Title of Each Class of Securities                       Aggregate Offering           Registration
                           to be Registered                                       Price                      Fee
--------------------------------------------------------------------------------------------------------------------
 Common Stock (par value $.01 per share) . . .  . . . . . .                    $5,884,912(1)                $1,784
====================================================================================================================

(1)    Estimated solely for purposes of calculating the registration fee.
================================================================================

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


       The information in the Registration Statement filed on Form S-3, as amended to the date hereof, by JDN Realty Corporation with the Securities and Exchange Commission (File No. 33-91222) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                  SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 5th day of March, 1997.

                                   JDN REALTY CORPORATION


                                   By:   /s/ J. Donald Nichols
                                      ----------------------------------
                                      J. Donald Nichols,
                                      Chairman and Chief Executive Officer

                              POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Donald Nichols and William J. Kerley, and each or either of them, his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:



         Signature                                 Title                                      Date
         ---------                                 -----                                      ----

 /s/ J. Donald Nichols                     Chairman and Chief                              March 5, 1997
---------------------------------------    Executive Officer (Principal
J. Donald Nichols                          Executive Officer)



 /s/ Elizabeth L. Nichols                  President and Director                          March 5, 1997
---------------------------------------
Elizabeth L. Nichols


 /s/ William J. Kerley                     Chief Financial Official                        March 5, 1997
---------------------------------------    (Principal Financial Officer)
William J. Kerley


 /s/ John D. Harris, Jr.                   Controller                                      March 5, 1997
---------------------------------------
John D. Harris, Jr.


 /s/ Craig Macnab                          Director                                        March 5, 1997
---------------------------------------
Craig Macnab


 /s/ Robert P. Corker, Jr.                 Director                                        March 5, 1997
---------------------------------------
Robert P. Corker, Jr.


                                           Director
---------------------------------------
Haywood D. Cochrane, Jr.


                                           Director
---------------------------------------
William B. Greene

                              INDEX TO EXHIBITS


Exhibit
No.      Description
---      -----------
1        Form of Underwriting Agreement.  (To be filed by amendment or incorporated by reference when required in connection with the offering of Securities.)

4.1      Articles of Restatement of the Registrant.  (Previously filed as Exhibit 99.1 to the Registrant's Current
         Report on Form 8-K, dated November 7, 1996, and incorporated herein by this reference.)

4.2      Bylaws of the Registrant.  (Previously filed as Exhibit 99.2 to the Registrant's Current Report on Form 8-K,
         dated November 7, 1996, and incorporated herein by this reference.)

5        Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company.

8        Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, regarding tax matters.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (contained in opinions filed as Exhibit 5 and Exhibit 8).